UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): SEPTEMBER 20, 2006


                              NEXTWAVE WIRELESS LLC
             (Exact name of registrant as specified in its charter)


          DELAWARE                      000-51958                14-1926116
(State or other jurisdiction of      (Commission file         (I.R.S. employer
         incorporation)                   number)            identification no.)



               12670 HIGH BLUFF DRIVE, SAN DIEGO, CALIFORNIA 92130 (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (858) 480-3100

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))











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ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     AWS Wireless Inc. ("AWS Wireless"), a Delaware corporation and a wholly owned indirect subsidiary of NextWave Wireless LLC (the "Company"), participated in the Advanced Wireless Services ("AWS") auction designated by the Federal Communications Commission (the "FCC") as Auction Number 66 (the "Auction"). On September 18, 2006, the FCC concluded the Auction and the Company announced that AWS Wireless was the provisional winning bidder for 154 AWS licenses (the "AWS Licenses") for an aggregate bid of $115.5 million. On September 20, 2006, the FCC published a public notice confirming that AWS Wireless was the winning bidder for the AWS Licenses.

     The rights and obligations of winning bidders for AWS licenses, including AWS Wireless, are governed by the Communications Act, the FCC's competitive bidding regulations, and Public Notices setting forth specific conditions for particular auctions. In order to participate in the Auction, AWS Wireless was required to submit an application proving its qualifications and certifying to the FCC that it is legally, technically, financially and otherwise qualified to participate in the auction and to own spectrum licenses on which it would bid. By October 4, 2006, AWS Wireless must begin the process of purchasing the licenses it won by filing with the FCC a long-form application on FCC Form 601 seeking a grant of each of the AWS Licenses. Other interested parties will have the opportunity to file petitions with the FCC commenting upon or challenging AWS Wireless's applications. After a review of the applications and the conclusion of the public comment process, the FCC will determine whether there are any reasons precluding it from granting the AWS Licenses and if there are none, the FCC will grant the AWS Licenses to AWS Wireless.

     The total amount of AWS Wireless's bids was less than the $143 million up-front deposit it paid to the FCC prior to the Auction. Accordingly, AWS Wireless is not required to put more funds on deposit with the FCC, and is entitled to a return of approximately $27.3 million.

     Any high bidder that defaults on its payment obligations or is otherwise disqualified after the close of the auction (i.e., fails to submit a timely long-form application, fails to make full payment, or is otherwise disqualified) will be subject to both a deficiency payment, equal to the difference between the amount of the bidder's bid and the amount of the winning bid the next time a license covering the same spectrum is won in an auction, plus a penalty.

ITEM 7.01.     REGULATION FD DISCLOSURE.

     On September 18, 2006, the Company issued a press release announcing that it had been declared the provisional winning bidder in the Auction, as described in Item 1.01 above. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit 99.1        Press Release of NextWave Wireless LLC dated
                    September 18, 2006



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 22, 2006
                                            NEXTWAVE WIRELESS LLC


                                            By:    /s/  Frank A. Cassou
                                                  ------------------------------
                                                  Frank A. Cassou
                                                  Executive Vice President and
                                                  Chief Legal Counsel
















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